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 Exhibit 99.j

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the references to us under the headings "Semi-Annual Reports and Annual Reports" and "Independent Accountants" in the Statement of Additional Information in the Post-Effective Amendment No. 16 to the Registration Statement of Growth Opportunity Fund (one of the funds comprising Deutsche Investors Funds, Inc.) on Form N-1A.




PricewaterhouseCoopers LLP
Baltimore, Maryland
March 29, 2001